Exhibit 99.2

FOR IMMEDIATE RELEASE

Contacts:	Media Relations
Sheri Woodruff
609-720-4399
swoodruff@tyco.com

TYCO ANNOUNCES SENIOR MANAGEMENT TEAM
TO LEAD TYCO ELECTRONICS AS AN INDEPENDENT COMPANY

PEMBROKE, Bermuda — Dec. 11, 2006 — Tyco International Ltd. (NYSE: TYC; BSX: TYC) today announced the executive team that will lead Tyco Electronics as it becomes a separate, independently traded company.

Tyco Electronics is a leading global provider of engineered electronic components, network solutions and wireless systems with 2006 sales of $12.7 billion to customers in 150 countries.  The company employs approximately 99,000 people around the world, serving customers in industries ranging from automotive, appliances and aerospace and defense to telecommunications, computers and consumer electronics.

Tyco Electronics’ senior management team is led by Chief Executive Officer (CEO) Thomas J. (Tom) Lynch, who brings broad experience in the communications and electronics industries.  Lynch, 52, originally joined Tyco International in 2004 as president of the company’s $6.5 billion Engineered Products & Services business segment.  He was appointed to the Tyco Electronics CEO slot when it was announced that the company would become an independent, separately traded entity next year.  Previously, Lynch served as an executive vice president at Motorola and president and chief executive officer of Motorola’s personal communications sector — a leading supplier of cellular handsets.  He also served as president of Motorola’s integrated electronics systems sector, a prominent supplier to the automotive market.  Prior to his work at Motorola, Lynch was senior vice president and general manager of the satellite and broadcast networks systems segment of General Instrument Corporation.  Lynch holds a bachelor’s degree in commerce from Rider University (N.J.).

The following executives report to CEO Tom Lynch, unless otherwise indicated:

Operating Leadership:

Dr. Juergen W. Gromer serves as president of Tyco Electronics, as well as president of the company’s electronic components business — a leading global supplier of passive electronic components, including connectors and interconnect systems, relays, switches, circuit protection devices, sensors, and wire and cable.  A 23-year veteran of Tyco Electronics and AMP (prior to Tyco’s 1999 purchase of AMP), Gromer has served in a variety of regional and global assignments including senior vice president of worldwide sales and services, president of the global automotive division, vice president of Central and Eastern Europe, and general manager of AMP Germany.  Gromer, 61, has also held various general management positions with Proctor and Gamble, ITT Components Group, and Zahnradfabrik Friedichshafen.  Gromer received his undergraduate degree and doctorate in physics from the University of Stuttgart, Germany.

Alan C. Clarke serves as president of the network solutions group of Tyco Electronics, one of the world’s largest suppliers of infrastructure components and systems for telecommunications and energy networks.  Clarke, 53, is responsible for all aspects of sales, development and operations for the segment worldwide.  Prior to his work at Tyco Electronics, Clarke held several senior management positions with Raychem Corporation in Europe and Asia, including vice president of the telecom division and as Asia division manager for Raychem’s telecom and energy groups.  Clarke holds a bachelor’s degree in engineering from Leicester University (England, UK) and a master’s degree in business administration from the London Business School (UK).

Charles P. (Chuck) Dougherty serves as president of Tyco Electronics’ wireless systems business (M/A-COM), a leading innovator of wireless technology for critical communications, radar and defense applications.  Dougherty, 44, directs all sales, marketing, research and development, product management, and operations globally.  Prior to joining Tyco Electronics, Dougherty worked 25 years for Motorola, most recently serving as vice president and general manager of the company’s voice & data solutions group for Motorola’s Connected Home Solutions (CHS) business.  At Motorola, he also served as vice president and general manager of the company’s transmission networks systems and vice president of marketing for Motorola Broadband’s transmission network systems business unit.  Dougherty holds a bachelor’s degree from the University of Pennsylvania and a master’s degree in business administration from Villanova University (Pa.).

David R. Coughlan, 39, serves as senior vice president of Tyco Telecommunications, the only U.S.-based vertically integrated designer, manufacturer, installer, and maintenance provider of undersea fiber optic cable in the world.  Coughlan, who originally joined Tyco Electronics in 2001, has responsibility for all aspects of Tyco Telecommunications including sales and marketing, research and development, product management and operations.  He previously served as senior vice president of business development for Tyco Electronics, with a focus on acquisitions, divestitures and business integration.  Before his work at Tyco Electronics, Coughlan served as director of business development for Tyco International.  He holds a master’s degree in business administration from the Whittemore School of Business and Economics (N.H.), as well as a bachelor of science degree in finance from Lehigh University (Pa.).

Minoru (Mooch) Okamoto, a 30-year veteran of Tyco Electronics and AMP, serves as senior vice president in charge of the company’s global communications, computer and consumer electronics (CC&CE) business.  This unit provides related industries with connectors, cable assemblies, value-added assemblies, relays, switches and battery packs.  Prior to assuming his current role in 2001, Okamoto, 57, held a variety of positions in sales, marketing, operations and general management within the company.  Okamoto also worked for Northern Telecom Japan Inc. as vice president of the company’s integrated system network from 1986 through 1988.  He holds a bachelor’s degree in economics from Stanford University (Cal.).  Okamoto reports to Gromer in the electronic components business.

Functional Leadership:

Terrence R. Curtin, a five-year veteran of Tyco Electronics, serves as executive vice president and Chief Financial Officer (CFO) of the company.  Curtin most recently served as vice president and corporate controller for Tyco Electronics, where he was responsible for the company’s financial reporting, control and accounting policies — including Sarbanes-Oxley compliance.  In his new role, Curtin, 38, is responsible for developing and implementing the overall financial strategy for Tyco Electronics and for creating the robust financial infrastructure necessary to drive the company’s financial direction, vision and compliance initiatives as it becomes a publicly traded entity.  Prior to joining Tyco Electronics, Curtin worked at Arthur Andersen & Co. where he served in the audit and accounting advisory services group with a focus on large multinational companies.  Curtin holds a bachelor’s degree in accounting from Albright College (Pa.), and is a Certified Public Accountant (CPA).

Robert A. (Bob) Scott has been named executive vice president and general counsel for Tyco Electronics.  In addition to Scott’s responsibilities relating to law and governance, he will also lead strategy and business development for the company.  He currently serves as senior vice president of corporate planning for Tyco International and is responsible for managing Tyco

International’s planned separation into three independent, publicly traded companies in 2007.  Scott, 56, previously served as vice president of strategy and business planning for Tyco’s Engineered Products & Services segment.  Prior to joining Tyco, Scott served as senior vice president and chief of staff for Motorola’s integrated electronics sector.  Before the merger of General Instrument Corporation and Motorola in 2000, Scott had served as senior vice president, general counsel, and secretary of General Instrument.  He holds a bachelor’s degree in political science from Colgate University (N.Y.), a master’s degree in city planning from Cornell University (N.Y.), and a law degree from Rutgers University (N.J.).

Joan E. Wainwright serves as senior vice president of communications and public affairs for Tyco Electronics.  A 20-year veteran in communications and marketing, she leads all internal and external communications, corporate branding and reputation, government relations and philanthropic programs for the company.  Wainwright, 46, joined Tyco Electronics in June from Merck & Co., Inc., where she most recently served as vice president of public affairs.  Prior to that, she served as deputy commissioner of communications for the U.S. Social Security Administration.  She holds a bachelor’s degree in communications from the University of Delaware and a master’s degree in business administration from Temple University (Pa.).

Jane A. Leipold, as senior vice president of global human resources, is responsible for developing and implementing the human resources processes, programs, policies and shared services for Tyco Electronics, with approximately 99,000 employees in 54 countries.  For the past five years, she has led the company’s global human resources organization, including, benefits, compensation, employee relations, legal compliance, payroll, human resources information systems, and security functions.  A 25-year veteran of Tyco Electronics and AMP, Leipold, 46, has worked in training and development, organizational development, executive education and leadership development, as well as purchasing and engineering.  She holds a bachelor’s degree in quantitative business analysis and a master’s degree in business administration — both from the Pennsylvania State University (Pa.).

Richard J. Perko, as vice president of technology, oversees the company’s research and development laboratories in Harrisburg, Pa., and Menlo Park, Calif., as well as the company’s plating systems group in Winston-Salem, N.C.  In addition to his research activities, he advises management on technical strategy and chairs Tyco Electronics’ engineering council — a group of the company’s engineering leaders.  Perko previously served in a variety of positions over 20 years at M/A-COM — developing new technologies and managing several associated product lines.  Prior to that, Perko, 55, worked as a microwave amplifier design engineer at Varian Associates and Watkins Johnson Company.  Perko earned a bachelor’s degree from the University of Colorado and holds eight U.S. patents.

Mario Calastri has been named senior vice president and treasurer for Tyco Electronics.  In this capacity, he will oversee all of the company’s cash management, banking, capital structure development and funding, foreign exchange, contingent liabilities, investments, and risk management activities.  Calastri currently serves as vice president and assistant treasurer for Tyco International.  Prior to his service with Tyco, Calastri, 49, served for 20 years in a variety of management positions with IBM — including assistant treasurer, global risk manager and vice president of finance for IBM’s IGF division in Europe.  He earned his undergraduate degree in economics from Universita Bocconi (Italy) and holds a master’s degree in finance from Pace University (N.Y.).  Calastri will report to CFO Terrence Curtin.

Eric J. Resch has been named senior vice president and chief tax officer for Tyco Electronics.  He currently serves as vice president of tax reporting for Tyco International.  In his new role, Resch, 49, will be responsible for the company’s global tax strategy, as well as tax accounting and compliance.  He holds a bachelor’s degree in accounting from Fordham University (N.Y.) and a master’s degree in business administration from Hofstra University (N.Y.).  Resch will report to CFO Terrence Curtin.

John M. Roselli has been named vice president of investor relations for Tyco Electronics.  In his new role, Roselli will be responsible for communicating the company’s strategy and overall performance to investors.  Roselli, 34, currently serves as director of investor relations for Tyco International.  Prior to his service with Tyco, Roselli spent six years at Citigroup as an associate analyst in the equity research department.  Roselli holds a bachelor’s degree from Shippensburg University (Pa.) and is a Chartered Financial Analyst (CFA).  Roselli will report to CFO Terrence Curtin.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in four business segments: Electronics, Fire & Security, Healthcare, and Engineered Products & Services.  With 2006 revenue of $41 billion, Tyco employs approximately 250,000 people worldwide.  More information on Tyco can be found at www.tyco.com.

ABOUT TYCO ELECTRONICS

Tyco Electronics, currently a business segment of Tyco International Ltd., is a leading global provider of engineered electronic components, network solutions and wireless systems, with 2006 sales of $12.7 billion to customers in 150 countries.  Tyco Electronics designs, manufactures and markets products for customers in industries from automotive, appliances and aerospace and defense to telecommunications, computers and consumer electronics.  With over 8,000 engineers and worldwide manufacturing, sales and customer service capabilities, Tyco Electronics’ commitment is its customers’ advantage.  More information on Tyco Electronics can be found at www.tycoelectronics.com.

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